Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-261568 on Form S-8 and Registration Statement Nos. 333-274084 and 333-267419 on Form F-3 of our report dated February 1, 2024, relating to the financial statements of Li-Cycle Holdings Corp. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.
/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants

Toronto, Canada
March 15, 2024